Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” in this registration statement on Form S-3, including any amendments thereto, of Parsley Energy, Inc. and to the incorporation by reference therein of our report dated February 4, 2017, with respect to the financial statements of Double Eagle Energy Permian LLC, included in the Current Report on Form 8-K dated February 7, 2017, filed with the Securities and Exchange Commission.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P

Fort Worth, Texas

May 3, 2017